Exhibit 99.2

NYSE: MDV

QUARTERLY SUPPLEMENTAL DATA

September 30, 2024

Financial Information

and

Portfolio Information

Modiv Industrial, Inc.
Supplemental Information - Third Quarter 2024

Table of Contents

About the Data	3

Company Overview	4

Financial Results
Earnings Release	5
Consolidated Statements of Operations - Last Five Quarters	8
Consolidated Statements of Comprehensive (Loss) Income - Last Five Quarters	10
(Loss) Earnings Per Share - Last Five Quarters	11
FFO and AFFO - Last Five Quarters	12
Adjusted EBITDA - Last Five Quarters	13
Leverage Ratio	14

Balance Sheets and Capitalization
Capitalization	15
Consolidated Balance Sheets	16
Debt Overview	17
Credit Facility and Mortgage Notes Covenants	18

Real Estate
Real Estate Acquisitions	19
Real Estate Dispositions	20
Top 20 Tenants	21
Property Type	22
Tenant Industry Diversification	23
Tenant Geographic Diversification	24
Lease Expirations	25

Appendix
Disclosures Regarding Non-GAAP and Other Metrics	26

About the Data

This data and other information described herein are as of and for the three months ended September 30, 2024 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Modiv Industrial, Inc.’s. Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 7, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, including the financial statements and management’s discussion and analysis of financial condition and results of operations, filed on May 2, 2024, August 6, 2024 and November 6, 2024, respectively.

Forward-Looking Statements

Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, changes in the rate of inflation and interest rates, general economic conditions, local real estate conditions, tenant financial health, property acquisitions and dispositions and the timing of any acquisitions and dispositions, supply-chain disruptions and negative impacts associated with the violence and unrest in the Middle East, and the ongoing Russian war against Ukraine and sanctions which have been implemented by the United States and other countries against Russia and Iran. These and other risks, assumptions, and uncertainties are described in our filings with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Company Overview

Modiv Industrial, Inc. (NYSE:MDV) (“Modiv Industrial”, the “Company”, “we”, “us” and “our”) is a real estate investment trust (“REIT”) that acquires, owns and manages a portfolio of single-tenant net-lease real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Modiv Industrial strives towards a “best-in-class” corporate governance structure through a board of directors and management team with decades of institutional real estate industry experience.

Management Team:	Independent Directors:

Aaron S. Halfacre	Thomas H. Nolan, Jr.
Chief Executive Officer and Director	Chairman of the Board

Raymond J. Pacini	Christopher R. Gringas
Chief Financial Officer and Secretary

John C. Raney	Kimberly Smith
Chief Operating Officer and General Counsel

Sandra G. Sciutto	Connie Tirondola
Chief Accounting Officer

William R. Broms
Chief Investment Officer

Investor Inquiries:
management@modiv.com

Transfer Agent:
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
800-736-3001

Modiv Industrial Announces Third Quarter 2024 Results
and Increases Dividend

Denver, CO, November 6, 2024 – Modiv Industrial, Inc. (“Modiv Industrial”, “Modiv”, the “Company”, “we” or “our”), (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate, today announced operating results for the third quarter ended September 30, 2024.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial:

“The past few months the American public has been bombarded with so many hyperactive headlines and speculative soundbites, both political and economic. The pummeling and abrasion from all the information noise have led to fatigue and frustration. Many of us just want to get back to living. Some of you, at least right now, might be tired of the opinion spewing. As the adage goes, opinions are like arseholes, we all have them and if you get too close you may notice an unpleasant aroma. Facts, on the other hand, bring about certainty and the truth is a wonderful disinfectant that can readily cleanse any situation. If you are reading this right after the election and right before the next Fed meeting, then it means we aren’t yet done with all the aromatic pontification, so we are going to scrub this quarter’s missive to the most basic of hygienic facts in hopes that you can have a time dividend to get on with your pursuit of a better life for yourself and your loved ones.

Third quarter AFFO was 34 cents per share – a penny higher than this time last year and a penny above consensus. In September we executed an eight-year lease extension, to February 2034, for our San Diego, CA, property leased to WSP. In October, we executed a five-year lease extension, to October 2030, for our San Carlos, CA, property leased to Labcorp. Since our last earnings release, we have raised $3.9 million on our ATM Offering at an average price of $16.54. Fist bump.

Wanting more? No problem. We’re currently working on another UPREIT transaction for an industrial property located in the Jacksonville, FL MSA that, should it pass our final due diligence this month, would result in us issuing approximately $6 million in OP units at $17.00 per share for a completely unlevered acquisition priced at an accretive cap rate. This transaction, when combined with our recent ATM activity, calculates to roughly 600,000 shares/units being issued at an average price of $16.80, which further computes to a full $1.2 million profit on the same amount of equity we bought back just last quarter at $14.80. We’re working hard to make you money.

There’s just one more present under the tree. We recommended to our Board of Directors that we increase our annual dividend rate, paid monthly, to $1.17, and they approved!

Ok, we will get back to getting sh-t done in hopes that we can share more good news by our next earnings release. If you haven’t already done so, vote your proxy for our annual meeting in December.

P.S. – I wish to personally thank all of you out there who have emailed us to say how much you like our transparent and candid style. We care deeply about the individual investor, so it comes to us naturally. Please feel free to email us at management@modiv.com. I plan to share the questions and critiques we receive in an upcoming communication.

Grit, grind, get it done!” Aaron Halfacre, CEO of Modiv Industrial.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Wednesday, November 6, 2024, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, to discuss the third quarter 2024 operating results and answer questions.

Live conference call: 1-877-407-0789 or 1-201-689-8562 at 11:00 a.m. Eastern Time, Wednesday, November 6, 2024

Webcast: To listen to the webcast, either live or archived, please use this  link  https://viavid.webcasts.com/starthere.jsp?ei=1693498&tp_key=a423007083 or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 7, 2024. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated November 6, 2024 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property. The Company defines “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.

Inquiries:
management@modiv.com

Modiv Industrial, Inc.
Consolidated Statements of Operations - Last Five Quarters

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Income:
Rental income (a)	$11,589,370	$11,343,521	$11,900,567	$12,288,516	$12,500,338
Management fee income	65,993	65,993	65,993	65,993	65,991
Total income	11,655,363	11,409,514	11,966,560	12,354,509	12,566,329

Expenses:
General and administrative	1,660,520	1,418,893	1,999,401	1,402,055	1,735,104
Stock compensation expense (b)	75,000	67,500	1,378,502	1,381,001	8,469,867
Depreciation and amortization	4,166,992	4,136,528	4,133,501	4,147,570	4,175,209
Property expenses (c)	1,025,051	694,043	983,982	731,081	1,195,224
Impairment of real estate investment property (d)	—	—	—	888,186	—
Total expenses	6,927,563	6,316,964	8,495,386	8,549,893	15,575,404
Gain (loss) on sale of real estate investments (e)	172,001	—	3,187,806	—	(1,708,801)
Operating income (loss)	4,899,801	5,092,550	6,658,980	3,804,616	(4,717,876)

Other income (expense):
Interest income	81,622	197,883	123,839	28,967	26,386
Dividend income	—	4,955	108,373	285,000	190,000
Income from unconsolidated investment in a real estate property	74,509	74,211	73,854	72,043	79,166
Interest expense, including unrealized gain or loss on interest rate swaps and net of derivative settlements (f)	(6,103,668)	(4,103,350)	(2,307,149)	(7,045,059)	(2,922,918)
Loss on sale of investment in common stock (g)	—	(4,513)	—	—	—
(Decrease) increase in fair value of investment in common and preferred stock (g)	—	—	(20,574)	978,658	440,000
Other	—	—	—	33,724	—
Other expense, net	(5,947,537)	(3,830,814)	(2,021,657)	(5,646,667)	(2,187,366)

Net (loss) income	(1,047,736)	1,261,736	4,637,323	(1,842,051)	(6,905,242)
Less: net loss (income) attributable to noncontrolling interests in Operating Partnership	461,334	63,181	(912,864)	546,967	1,368,896
Net (loss) income attributable to Modiv Industrial, Inc.	(586,402)	1,324,917	3,724,459	(1,295,084)	(5,536,346)
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net (loss) income attributable to common stockholders	$(1,508,277)	$403,042	$2,802,584	$(2,216,959)	$(6,458,221)

Net (loss) income per share attributable to common stockholders:
Basic	$(0.18)	$0.03	$0.33	$(0.30)	$(0.86)
Net (loss) income per share attributable to common stockholders and noncontrollling interests:
Diluted	$(0.18)	$0.03	$0.33	$(0.30)	$(0.86)

Weighted-average number of common shares outstanding:
Basic	9,430,885	9,441,485	8,568,353	7,621,871	7,548,052
Weighted-average number of common shares and Class C OP Units outstanding:
Diluted (h)	10,959,030	11,419,115	11,359,258	9,221,769	9,147,950

Distributions declared per common share (i)	$0.2875	$0.2875	$0.2875	$1.3975	$0.2875

(a)	Rental income includes tenant reimbursements primarily for property expenses.

(b)
Since there were no stock incentive awards outstanding after the final vesting of the Class P and Class R OP Units during the first quarter of 2024, stock compensation expense for the second and third quarters of 2024 reflect only the portion of independent directors’ fees that were paid in common stock. Stock compensation expense in the third quarter of 2023 included a one-time non-cash catch-up adjustment of $7,822,197 related to our determination that it was probable that we would achieve our performance target for FFO of $1.05 per diluted share for the year ending December 31, 2023, exclusive of the dilutive effect of the performance units and related stock compensation expense. Our FFO per fully diluted share excluding the dilutive impact of the performance units and the related stock compensation expense was $1.77 for the year ended December 31, 2023. As a result of achieving our performance target of FFO of $1.05 per diluted share (excluding the performance units), our Class R OP Units automatically converted based on a conversion ratio of 2.5 Class C OP Units for each Class R OP Unit for a total of 790,857 Class C OP Units, some of which were then exchanged for the Company’s Class C Common Stock, as of March 31, 2024. Stock compensation expense of $733,332 for the performance units was recorded for the fourth quarter of 2023 and the first quarter of 2024 to recognize the final vesting periods.

(c)
Property expense fluctuations are primarily due to the timing of property dispositions and acquisitions. The increase in the third quarter of 2024 primarily reflects $239,191 of abandoned pursuit costs related to negotiation of a potential joint venture transaction that is no longer going forward.

(d)
The impairment charge for the fourth quarter of 2023 relates to an office property located in Nashville, Tennessee leased to Cummins, Inc., which was sold on February 28, 2024. The impairment charge reflected the property’s net realizable value based upon contracted sale price, less estimated selling costs.

(e)
Gain on sale of real estate investments of $3,187,806 for the first quarter of 2024 relates to the sales of two properties (one industrial property with a lease expiration at the end of 2024 and one office property). Loss on sale of real estate investments for the third quarter of 2023 includes a loss of $(1,887,040) on the sale of 13 non-core properties to Generation Income Properties, Inc. (“GIPR”) (11 retail and two office), partially offset by a gain on the sale of the Rocklin, California property. Sale proceeds from the GIPR sale included cash of $30,000,000 and newly issued GIPR preferred stock with a liquidation value of $12,000,000. The loss includes the $2,380,000 difference between the $12,000,000 liquidation value and the $9,620,000 fair value of our investment in GIPR’s newly-created Series A Redeemable Preferred Stock received on August 10, 2023.

(f)	Interest expense includes unrealized (loss) gain on interest rate swaps and is net of derivative settlements as shown below.

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Derivative settlements	$1,647,754	$1,634,702	$1,670,732	$1,617,279	$1,586,641
Unrealized (loss) gain on interest rate swaps	$(2,422,801)	$(550,042)	$1,289,364	$(3,400,138)	$795,424

The unrealized loss results in an increase in interest expense and the unrealized gain decreases interest expense.

(g)
Decrease (increase) in fair value of investment in common and preferred stock relates to the 2,794,597 shares of GIPR common stock received on January 31, 2024 in redemption for the $12,000,000 liquidation value of GIPR Series A Redeemable Preferred Stock. We immediately distributed 2,623,153 shares of the GIPR common stock to our stockholders and sold the remaining 171,444 shares of GIPR common stock in the open market by May 9, 2024 at an average price of $3.80 per share for aggregate net proceeds of $652,118.

(h)
Diluted shares outstanding for periods when we reported a net loss do not include Class M, Class P and Class R OP Units because their effect would be anti-dilutive since the units did not vest until the first quarter of 2024 (when they automatically converted to Class C OP Units) and were not yet entitled to participate in earnings (losses).

(i)
Distributions during the fourth quarter of 2023 include the distribution of GIPR common stock of $1.11 per share declared on December 29, 2023, which reflects 0.28 shares of GIPR common stock per one share of our common stock multiplied by $3.95 which was the closing price of GIPR common stock on December 29, 2023.

Modiv Industrial, Inc.
Consolidated Statements of Comprehensive (Loss) Income - Last Five Quarters

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net (loss) income	$(1,047,736)	$1,261,736	$4,637,323	$(1,842,051)	$(6,905,242)

Other comprehensive loss: cash flow hedge adjustment
Amortization of unrealized holding gain on interest rate swap (a)	(255,873)	(253,093)	(253,093)	(258,655)	(253,092)
Comprehensive (loss) income	(1,303,609)	1,008,643	4,384,230	(2,100,706)	(7,158,334)

Net loss (income) attributable to noncontrolling interest in Operating Partnership	461,334	63,181	(912,864)	546,967	1,368,896
Other comprehensive loss attributable to noncontrolling interest in Operating Partnership: cash flow hedge adjustment
Amortization of unrealized holding gain on interest rate swap (a)	35,835	43,873	62,185	44,959	44,264
Comprehensive loss (income) attributable to noncontrolling interest in Operating Partnership	497,169	107,054	(850,679)	591,926	1,413,160
Comprehensive (loss) income attributable to Modiv Industrial, Inc.	$(806,440)	$1,115,697	$3,533,551	$(1,508,780)	$(5,745,174)

(a)
Due to the $150 million Term Loan swap’s failure to qualify as a cash flow hedge for each of the quarterly periods presented, due to the one-time cancellation option on December 31, 2024 as compared with the maturity of the Term Loan. The unrealized gain on interest rate swap derivative on the consolidated balance sheet is being amortized on a straight-line basis, as a reduction to interest expense, through the maturity date of the Term Loan.

Modiv Industrial, Inc.
Earnings (Loss) Per Share - Last Five Quarters

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Numerator - Basic:
Net (loss) income	$(1,047,736)	$1,261,736	$4,637,323	$(1,842,051)	$(6,905,242)
Less: net loss (income) attributable to noncontrolling interest in Operating Partnership (a)	274,646	(58,859)	(912,864)	479,518	1,368,896
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net (loss) income attributable to common stockholders	$(1,694,965)	$281,002	$2,802,584	$(2,284,408)	$(6,458,221)

Numerator - Diluted:
Net (loss) income	$(1,047,736)	$1,261,736	$4,637,323	$(1,842,051)	$(6,905,242)
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net (loss) income attributable to common stockholders and noncontrolling interests	$(1,969,611)	$339,861	$3,715,448	$(2,763,926)	$(7,827,117)

Denominator:
Weighted average shares outstanding - basic	9,430,885	9,441,485	8,568,353	7,621,871	7,548,052
Class C OP Units (b)(c)(d)	1,528,145	1,977,630	2,790,905	1,599,898	1,599,898
Weighted average shares and units outstanding - diluted (e)	10,959,030	11,419,115	11,359,258	9,221,769	9,147,950

(Loss) earnings per share attributable to common stockholders:
Basic	$(0.18)	$0.03	$0.33	$(0.30)	$(0.86)
(Loss) earnings per share attributable to common stockholders and noncontrolling interests:
Diluted	$(0.18)	$0.03	$0.33	$(0.30)	$(0.86)

(a)
Each Class C Common Share and Class C OP Unit have the same participation in earnings (loss) and therefore there is no difference between basic and diluted earnings (loss) per share. Consequently, net loss (income) attributable to noncontrolling interest in Operating Partnership for the three month periods presented above equals the product of (i) the Operating Partnership weighted average units as a percentage of diluted weighted average shares and units outstanding and (ii) the net (loss) income attributable to common shareholders and noncontrolling interests for each period presented. This can result in a different net loss (income) attributable to noncontrolling interest in Operating Partnership than the amount presented on the statements of operations and equity for the three month periods, as those amounts are calculated for the year-to-date period less the prior quarter’s year-to-date net loss (income) attributable to noncontrolling interest in Operating Partnership. The net loss (income) attributable to noncontrolling interest in Operating Partnership for the three months ended June 30, 2024 and December 31, 2023 reflect immaterial error corrections as described in Note 2 of Notes to the Unaudited Condensed Consolidated Financial Statements for the period ended September 30, 2024.

(b)	During the third quarter of 2024, we purchased 656,191 Class C OP Units, which were issued in 2022.

(c)
An aggregate of 1,980,822 of Classes M, P and R Units automatically converted to Class C OP Units during the first quarter of 2024. An aggregate of 1,566,110 and 51,381 units of the outstanding Class C OP Units were exchanged for Class C common stock during the first and second quarters of 2024, respectively.

(d)	Prior to the third quarter of 2023, we issued 1,599,898 Class C OP Units in “UPREIT” transactions in connection with property acquisitions.

(e)
During both the three months ended December 31, 2023 and September 30, 2023, the weighted average dilutive effect of 1,980,822 and 1,506,307 shares, respectively, related to Classes M, P and R Operating Partnership units were excluded from the computation of Diluted EPS because their effect would be anti-dilutive since the units did not vest until the first quarter of 2024 and were not yet entitled to participate in earnings (losses). There were no other outstanding securities or commitments to issue common stock that would have a dilutive effect for the periods then ended.

Modiv Industrial, Inc.
FFO and AFFO - Last Five Quarters

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net (loss) income (in accordance with GAAP)	$(1,047,736)	$1,261,736	$4,637,323	$(1,842,051)	$(6,905,242)
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net (loss) income attributable to common stockholders and Class C OP Unit holders	(1,969,611)	339,861	3,715,448	(2,763,926)	(7,827,117)
FFO adjustments:
Depreciation and amortization of real estate properties	4,166,992	4,136,528	4,133,501	4,147,570	4,175,209
Amortization of lease incentives	1,197	1,198	(3,786)	(63,956)	40,397
Depreciation and amortization for unconsolidated investment in a real estate property	188,934	188,934	188,919	188,889	187,479
Impairment of real estate investment property	—	—	—	888,186	—
(Gain) loss on sale of real estate investments, net	(172,001)	—	(3,187,806)	—	1,708,801
FFO attributable to common stockholders and Class C OP Unit holders	2,215,511	4,666,521	4,846,276	2,396,763	(1,715,231)
AFFO adjustments:
Stock compensation expense (a)	75,000	67,500	1,378,502	1,381,001	8,469,867
Amortization of deferred financing costs	221,496	221,495	221,497	210,604	165,708
Abandoned pursuit costs	239,191	—	—	—	1,208
Amortization of deferred rents	(1,284,995)	(1,422,070)	(1,671,798)	(1,704,137)	(1,772,403)
Unrealized loss (gain) on interest rate swap valuation	2,422,801	550,042	(1,289,364)	3,400,138	(795,424)
Amortization of (below) above market lease intangibles, net	(211,600)	(211,599)	(211,599)	(211,600)	(204,010)
Loss on sale of investment in common stock	—	4,513	—	—	—
Decrease (increase) in fair value of investment in common and preferred stock	—	—	20,574	(978,658)	(440,000)
Other adjustments for unconsolidated investment in a real estate property	23,825	23,826	23,825	17,821	11,819
AFFO attributable to common stockholders and Class C OP Unit holders	$3,701,229	$3,900,228	$3,317,913	$4,511,932	$3,721,534

Weighted Average Shares Outstanding:
Fully diluted (b)	10,959,030	11,419,115	11,359,258	11,202,591	11,128,772

FFO Per Share:
Fully diluted	$0.20	$0.41	$0.43	$0.21	$(0.23)

AFFO Per Share:
Fully diluted	$0.34	$0.34	$0.29	$0.40	$0.33

(a)
Since there were no stock incentive awards outstanding after the final vesting of the Class P and Class R OP Units during first quarter of 2024, stock compensation expense for the second and third quarters of 2024 only reflects the portion of independent directors’ fees that are paid in common stock. Stock compensation expense in the third quarter of 2023 included a one-time non-cash catch-up adjustment of $7,822,197 related to our determination that it was probable that we would achieve our performance target for FFO of $1.05 per diluted share for the year ending December 31, 2023, exclusive of the dilutive effect of the performance units and related stock compensation expense. Our FFO per fully diluted share excluding the dilutive impact of the performance units and the related stock compensation expense was $1.77 for the year ended December 31, 2023. As a result of achieving our performance target of FFO of $1.05 per diluted share (excluding the performance units), our Class R OP Units automatically converted based on a conversion ratio of 2.5 Class C OP Units for each Class R OP Unit for a total of 790,857 Class C OP Units, some of which were then exchanged for the Company’s Class C Common Stock, as of March 31, 2024. Stock compensation expense of $733,332 for the performance units was recorded for the fourth quarter of 2023 and the first quarter of 2024 to recognize the final vesting periods.

(b)	The weighted average shares outstanding - diluted includes the Class C, Class M, Class P and Class R OP Units in each applicable period.

Modiv Industrial, Inc.
Adjusted EBITDA - Last Five Quarters

(Unaudited)

	Three Months Ended
	September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023
Net (loss) income (in accordance with GAAP)	$(1,047,736)		$1,261,736		$4,637,323		$(1,842,051)		$(6,905,242)
Depreciation and amortization of real estate properties	4,166,992		4,136,528		4,133,501		4,147,570		4,175,209
Depreciation and amortization for unconsolidated investment in a real estate property (c)	188,934		188,934		188,919		188,889		187,479
Interest expense, including unrealized gain or loss on interest rate swaps and net of derivative settlements (a)	6,103,668		4,103,350		2,307,149		7,045,059		2,922,918
Interest expense for unconsolidated investment in real estate property (c)	94,045		93,650		94,234		95,801		96,375
Impairment of real estate investment property (b)	—		—		—		888,186		—
Stock compensation expense	75,000		67,500		1,378,502		1,381,001		8,469,867
(Gain) loss on sale of real estate investments, net	(172,001)		—		(3,187,806)		—		1,708,801
Abandoned pursuit costs	239,191		—		—		—		1,208
Loss on sale of investment in common stock	—		4,513		—		—		—
Decrease (increase) in fair value of investment in common and preferred stock	—		—		20,574		(978,658)		(440,000)
Adjusted EBITDA	$9,648,093		$9,856,211		$9,572,396		$10,925,797		$10,216,615

Annualized adjusted EBITDA	$38,592,372		$39,424,844		$38,289,580		$43,703,188		$40,866,460

Net debt:
Consolidated debt	$281,011,068		$281,082,633		$281,153,337		$281,200,000		$284,284,849
Debt of unconsolidated investment in real estate property (c)	9,078,403		9,138,019		9,197,045		9,256,466		9,315,322
Consolidated cash and restricted cash	(6,824,847)		(18,869,651)		(18,404,990)		(3,129,414)		(5,641,610)
Cash of unconsolidated investment in real estate property (c)	(310,219)		(298,147)		(350,269)		(350,937)		(387,278)
	$282,954,405		$271,052,854		$271,595,123		$286,976,115		$287,571,283

Net debt / Adjusted EBITDA	7.3	x	6.9	x	7.1	x	6.6	x	7.0	x

(a)	Interest expense includes unrealized (loss) gain on interest rate swaps and is net of derivative settlements as shown below.

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Derivative settlements	$1,647,754	$1,634,702	$1,670,732	$1,617,279	$1,586,641
Unrealized (loss) gain on interest rate swaps	$(2,422,801)	$(550,042)	$1,289,364	$(3,400,138)	$795,424

The unrealized loss results in an increase in interest expense and the unrealized gain decreases interest expense.

(b)
The impairment charge for the fourth quarter of 2023 relates to an office property located in Nashville, Tennessee leased to Cummins, Inc., which was sold on February 28, 2024. The impairment charge reflected the property’s net realizable value based upon contracted sale price, less estimated selling costs.

(c)	Includes our approximate 72.71% pro rata share of the tenant-in-common’s mortgage note payable and cash of our unconsolidated investment in real estate property.

Modiv Industrial, Inc.
Leverage Ratio

(Unaudited)

We calculate our leverage ratio in conformance with the definition used in our KeyBank credit facility as set forth below.

	As of
	September 30, 2024	December 31, 2023
Total Asset Value
Cash and cash equivalents	$6,824,847	$3,129,414
Borrowing base value (a)	493,985,000	471,126,446
Other real estate value	81,403,443	102,340,000
Pro-rata share of unconsolidated investment in a real estate property	28,361,737	28,402,455
Total asset value	$610,575,027	$604,998,315

Indebtedness
Credit facility term loan	$250,000,000	$250,000,000
Mortgage debt	31,011,068	31,200,000
Pro-rata share of unconsolidated investment in a real estate property	9,078,403	9,256,466
Total indebtedness	$290,089,471	$290,456,466

Leverage Ratio	48%	48%

(a)
The increase in borrowing base properties reflects the addition of the property leased to the State of California’s Office of Emergency Services (“OES”) following repayment of the mortgage in December 2023, partially offset by the two properties sold in January and February of 2024.

Modiv Industrial, Inc.
Capitalization as of September 30, 2024

(Unaudited)

PREFERRED EQUITY
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock	$50,000,000
% of Total Capitalization	10%

COMMON EQUITY
Shares of Class C Common Stock	9,554,766
Class C OP Units	1,307,038
Total Class C Common Stock and Class C OP Units	10,861,804
Price Per Share / Unit at September 30, 2024	$16.80
IMPLIED EQUITY MARKET CAPITALIZATION	$182,478,307
% of Total Capitalization	35%

DEBT
Mortgage Debt
Costco Property	$18,661,068
Taylor Fresh Foods Property	12,350,000
Total Mortgage Debt	$31,011,068
KeyBank Credit Facility
Revolver	$—
Term Loan (a) (b) (c)	250,000,000
Total Credit Facility	$250,000,000
TOTAL DEBT	$281,011,068
% of Total Capitalization	55%
% of Total Debt - Floating Rate Debt	—%
% of Total Debt - Fixed Rate Debt (a) (b) (d)	100%
% of Total Debt	100%
ENTERPRISE VALUE
Total Capitalization	$513,489,375
Less: Cash and Cash Equivalents	(6,824,847)
Enterprise Value	$506,664,528

(a)
On May 10, 2022, we entered into a five-year swap to fix the secured overnight financing rate (“SOFR”) at 2.258% on our $150 million Term Loan that results in a fixed interest rate of 4.058% based on our leverage ratio of 48% as of September 30, 2024. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio. The counter-party has a one-time right of cancellation on December 31, 2024.

(b)
On October 26, 2022, we entered into another five-year swap to fix SOFR at 3.44% on our $100 million Term Loan commitment that results in a fixed interest rate of 5.24% based on our leverage ratio of 48% as of September 30, 2024. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio. The counter-party has a one-time right of cancellation on December 31, 2024.

(c)
We have evaluated various alternatives available to enter into new swap agreements given that we anticipate the exercise of the cancellation options discussed in (a) and (b) above and intend to implement a new hedging arrangement prior to December 31, 2024.

(d)	The weighted average interest rate for the $281,011,068 total debt outstanding was 4.52% as of September 30, 2024.

Modiv Industrial, Inc.
Consolidated Balance Sheets

(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Real estate investments:
Land	$106,211,873	$104,858,693
Buildings and improvements	405,065,910	399,666,781
Equipment	4,429,000	4,429,000
Tenant origination and absorption costs	15,833,293	15,707,458
Total investments in real estate property	531,540,076	524,661,932
Accumulated depreciation and amortization	(63,338,634)	(50,901,612)
Total real estate investments, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	468,201,442	473,760,320
Unconsolidated investment in a real estate property	9,490,189	10,053,931
Total real estate investments, net, excluding real estate investments held for sale, net	477,691,631	483,814,251
Real estate investments held for sale, net	—	11,557,689
Total real estate investments, net	477,691,631	495,371,940
Cash and cash equivalents	6,824,847	3,129,414
Tenant deferred rent and other receivables	17,388,119	12,794,568
Above-market lease intangibles, net	1,258,460	1,313,959
Prepaid expenses and other assets	3,402,025	4,173,221
Investment in preferred stock	—	11,038,658
Interest rate swap derivative	807,337	2,970,733
Other assets related to real estate investments held for sale	—	103,337
Total assets	$507,372,419	$530,895,830
Liabilities and Equity
Mortgage notes payable, net	$30,863,014	$31,030,241
Credit facility term loan, net	248,876,279	248,508,515
Accounts payable, accrued and other liabilities	4,985,424	4,469,508
Distributions payable	1,962,762	12,174,979
Below-market lease intangibles, net	8,178,307	8,868,604
Interest rate swap derivative	755,490	473,348
Other liabilities related to real estate investments held for sale	—	248,727
Total liabilities	295,621,276	305,773,922

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of September 30, 2024 and December 31, 2023 with an aggregate liquidation value of $50,000,000	2,000	2,000
Class C common stock, $0.001 par value, 300,000,000 shares authorized, 10,022,085 shares issued and 9,554,766 shares outstanding as of September 30, 2024 and 8,048,110 shares issued and 7,704,600 shares outstanding as of December 31, 2023	10,022	8,048
Class S common stock, $0.001 par value, 100,000,000 shares authorized no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in-capital	343,216,935	292,617,486
Treasury stock, at cost, 467,319 and 343,510 shares held as of September 30, 2024 and December 31, 2023, respectively	(7,111,921)	(5,290,780)
Cumulative distributions and net losses	(151,893,580)	(145,551,586)
Accumulated other comprehensive income	2,047,473	2,658,170
Total Modiv Industrial, Inc. equity	186,270,929	144,443,338
Noncontrolling interests in the Operating Partnership	25,480,214	80,678,570
Total equity	211,751,143	225,121,908
Total liabilities and equity	$507,372,419	$530,895,830

Modiv Industrial, Inc.
Debt Overview

(Unaudited)

	Outstanding Balance
Collateral	September 30, 2024	December 31, 2023	Interest Rate		Loan Maturity
Mortgage Notes:
Costco property	$18,661,068	$18,850,000	4.85%	(b)	01/01/2030
Taylor Fresh Foods property	12,350,000	12,350,000	3.85%	(b)	11/01/2029
	31,011,068	31,200,000
Less unamortized deferred financing costs	(148,054)	(169,759)
Mortgage notes payable, net	30,863,014	31,030,241

KeyBank Credit Facility (a):
Revolver	—	—	6.73% %	(c)(e)	01/18/2026(g)
Term loan	250,000,000	250,000,000	4.53% %	(d)(e)	01/18/2027
Total Credit Facility	250,000,000	250,000,000
Less unamortized deferred financing costs	(1,123,721)	(1,491,485)
	248,876,279	248,508,515
Total debt, net	$279,739,293	$279,538,756	4.52%	(f)

(a)
Our $400 million Credit Facility is comprised of a $150 million Revolver and a $250 million Term Loan. The Credit Facility includes an accordion option that allows us to request additional Revolver and Term Loan lender commitments up to a total of $750 million. As of the filing date of this Supplemental Data, the $250,000,000 Term Loan is fully drawn and the Revolver has zero outstanding balance.

(b)	Contractual fixed rate.

(c)
The interest rate on the Revolver is based on our leverage ratio at the end of the prior quarter. With our leverage ratio at 48% as of September 30, 2024, the spread over the SOFR, including a 10 basis point credit adjustment, is 185 basis points and the interest rate on the Revolver was 6.725% as of September 30, 2024, although we had no outstanding borrowings under the Revolver. We also pay an annual unused fee of up to 25 basis points on the Revolver, based on the daily amount of the unused commitment.

(d)
To mitigate the risk of rising interest rates, on May 10, 2022, we entered into a five-year swap to fix SOFR at 2.258% on the $150 million Term Loan that results in a fixed interest rate of 4.058% based on our leverage ratio of 48% as of September 30, 2024. On October 26, 2022, we entered into another five-year swap to fix SOFR at 3.44% on our $100 million Term Loan which results in a fixed interest rate of 5.24% based on our leverage ratio of 48% as of September 30, 2024. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio. The weighted average interest rate on the Term Loan was 4.53% as of September 30, 2024.

(e)
We have evaluated various alternatives available to enter into new swap agreements given that we anticipate the exercise of the cancellation options discussed in (d) above and intend to implement a new hedging arrangement prior to December 31, 2024.

(f)	The weighted average interest rate for the $281,011,068 total debt outstanding was 4.52% as of September 30, 2024.

(g)	We have options to extend the Revolver to 1/18/2027.

Modiv Industrial, Inc.
Covenants

Credit Facility and Mortgage Notes Covenants

The following is a summary of key financial covenants for our credit facility and mortgage notes, as defined and calculated per the terms of the facility’s Credit Agreement and the mortgage notes’ governing documents, respectively, which are included in our filings with the SEC. These calculations, which are not based on U.S. Generally Accepted Accounting Principles (“GAAP”) measurements are presented to demonstrate that as of September 30, 2024, we are in compliance with the covenants.
Unsecured Credit Facility Covenants	Required	September 30, 2024
Maximum leverage ratio	<60%	48%
Minimum fixed charge coverage ratio	>1.50x	1.80
Maximum secured indebtedness ratio	40%	7%
Minimum consolidated tangible net worth	$217,525,078	$275,089,776
Weighted average lease term (years) (a)	7	15

(a) The weighted average lease term above only reflects the 37 properties that are included in the Credit Facility borrowing base.

Mortgage Notes Key Covenants	Debt service coverage ratio	September 30, 2024
Costco property	N.A.	N.A.
Taylor Fresh Foods property	1.5	3.4

Modiv Industrial, Inc.
Real Estate Acquisitions

(Unaudited)

The following table summarizes our property acquisition activity from January 1, 2023 through September 30, 2024:

Tenant and Location	Property Type	Acquisition Date	Area (Square Feet)	Lease Term (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Plastic Products, Princeton, MN	Industrial	January 2023	148,012	5.8	3.0%	6,368,776	7.5%	9.2%
Stealth Manufacturing, Savage MN	Industrial	March 2023	55,175	20.0	2.5%	5,500,000	7.7%	9.8%
Lindsay Precast, Gap, PA (a)	Industrial	April 2023	137,086	24.0	2.2%	18,343,624	7.5%	10.1%
Summit Steel, Reading, PA	Industrial	April 2023	116,560	20.0	2.9%	11,200,000	7.3%	9.7%
PBC Linear, Roscoe, IL	Industrial	April 2023	219,287	20.0	2.5%	20,000,000	7.8%	9.4%
Cameron Tool, Lansing, MI	Industrial	May 2023	93,085	20.0	2.5%	5,721,174	8.5%	10.9%
S.J. Electro Systems, Minnesota (2) and Texas	Industrial	May 2023	159,680	17.0	2.8%	15,975,000	7.5%	9.4%
Titan, Alleyton, TX	Industrial	May 2023	223,082	20.0	2.9%	17,100,000	8.2%	10.8%
Vistech, Piqua, OH	Industrial	July 2023	335,525	25.0	3.0%	13,500,000	9.0%	13.1%
SixAxis, Andrews, SC	Industrial	July 2023	213,513	25.0	2.8%	15,440,000	7.5%	10.5%
Torrent, Seminole, FL	Industrial	July 2024	29,699	20.0	2.9%	5,125,000	8.0%	10.6%
Total			1,730,704			$134,273,574

(a)	Includes $1,800,000 funding provided for improvements to the previously acquired Lindsay property in Franklinton, North Carolina, of which $1,600,144 has been deployed as of September 30, 2024.

Modiv Industrial, Inc.
Real Estate Dispositions

(Unaudited)

The following table summarizes our property disposition activity from January 1, 2023 through September 30, 2024.

Tenant and Location	Property Type	Disposition Date	Area (Square Feet)	Disposition Price	Cap Rate
Dollar General, Litchfield, ME	Retail	August 2023	9,026	1,247,974	7.5%
Dollar General, Wilton, ME	Retail	August 2023	9,100	1,452,188	7.7%
Dollar General, Thompsontown, PA	Retail	August 2023	9,100	1,111,831	7.7%
Dollar General, Mt. Gilead, OH	Retail	August 2023	9,026	1,066,451	8.1%
Dollar General, Lakeside, OH	Retail	August 2023	9,026	1,134,522	7.1%
Dollar General, Castalia, OH	Retail	August 2023	9,026	1,111,831	7.1%
Dollar General, Bakersfield, CA	Retail	August 2023	18,827	4,855,754	6.6%
Dollar General, Big Spring, TX	Retail	August 2023	9,026	1,270,665	6.8%
Dollar Tree, Morrow, GA	Retail	August 2023	10,906	1,293,355	8.0%
PreK Education, San Antonio, TX	Retail	August 2023	50,000	12,888,169	7.2%
Walgreens, Santa Maria, CA	Retail	August 2023	14,490	6,081,036	6.1%
exp US Services, Maitland, FL	Office	August 2023	33,118	5,899,514	10.6%
GSA (MSHA), Vacaville, CA	Office	August 2023	11,014	2,586,710	7.8%
EMC Shop (formerly Gap), Rocklin, CA	Office	August 2023	40,110	5,466,960	8.1%
Levins, Sacramento, CA	Industrial	January 2024	76,000	7,075,000	7.5%
Cummins, Nashville, TN	Office	February 2024	87,230	7,950,000	N.A.
Lindsay, Canal Fulton, OH (Land parcel) (1)	Industrial	September 2024	—	240,000	N.A.
Total			405,025	$62,731,960

(1)	Represents sale of an unutilized land parcel of an operating property, which was sold to the City of Canal Fulton, Ohio as park space.

Modiv Industrial, Inc.
Top 20 Tenants

(Unaudited)

Tenant	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Lindsay	$5,333,787	13%	755,281	17%
KIA of Carson	4,022,048	10%	72,623	2%
State of CA OES	2,598,934	7%	106,592	2%
AvAir	2,400,415	6%	162,714	4%
Costco Wholesale	2,065,309	5%	97,191	2%
3M	1,897,203	5%	410,400	9%
Valtir	1,886,848	5%	293,612	7%
FUJIFILM Dimatix (a)	1,714,964	4%	91,740	2%
Taylor Fresh Foods	1,682,111	4%	216,727	5%
Pacific Bearing	1,560,000	4%	219,287	5%
Titan	1,453,579	4%	223,082	5%
Northrup Grumman	1,319,105	3%	107,419	2%
Vistech	1,257,707	3%	335,525	7%
SJE	1,242,303	3%	159,680	3%
SixAxis	1,187,041	3%	213,513	5%
Husqvarna	938,704	2%	64,637	1%
L3Harris	897,855	2%	46,214	1%
Summit Steel	850,887	2%	116,560	3%
Arrow-TruLine	804,888	2%	206,155	4%
WSP USA	767,949	2%	37,449	1%
Total Top 20 Tenants	$35,881,637	89%	3,936,401	87%

(a)	Reflects our approximate 72.71% tenant-in-common interest (“TIC Interest”).

Modiv Industrial, Inc.
Property Type

(Unaudited)

Property Type	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Industrial core, including TIC Interest	39	$30,796,690	77%	4,196,497	93%
Non-core (a)	4	9,409,223	23%	302,442	7%
Total	43	$40,205,913	100%	4,498,939	100%

(a)	Non-core properties include the following:

(i)
our non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County acquired in January 2022 which was structured as an UPREIT transaction resulting in a favorable equity issuance of $32,809,550 of Class C OP Units at a cost basis of $25 per share;

(ii)
our 12-year lease with OES, executed in January 2023, for one of our legacy assets located in Rancho Cordova, California that includes an attractive purchase option, which OES may exercise until December 31, 2026. We have received preliminary indications from OES of interest in exercising the option. (We define legacy assets as those that were acquired by different management teams utilizing different investment objectives and underwriting criteria);

(iii)
our legacy property leased to Costco located in Issaquah, Washington which offers compelling redevelopment opportunities following Costco’s lease expiration on July 31, 2025, given its higher density infill location and the fact that the land is zoned to allow for multi-family development. We entered into a purchase and sale agreement with KB Home, a national homebuilder, for the sale of this property, for a sale price of $28,650,000. On April 1, 2024, we entered into an amendment to the purchase and sale agreement for a revised sale price of $25,300,000, due to the City of Issaquah’s setback requirements resulting in a reduced number of townhomes planned for the property, with an agreement to increase the purchase price by $325,000 for each additional townhome the buyer can add to the development prior to closing. KB Home completed its due diligence on April 26, 2024 and deposited $1,407,500 into escrow on May 1, 2024, bringing the total non-refundable deposit to $1,432,500;

Completing the sale remains subject to the buyer obtaining development approvals and the sale will not close until the earlier of (a) 15 days following the later of buyer obtaining all necessary development approvals and tenant vacating the property, but not prior to February 1, 2025, and (b) August 15, 2025 unless extended. The amendment to the purchase and sale agreement provides that the buyer can extend the closing date up to three times for 60 days for each extension. The nonrefundable extension fee for the first extension is $300,000 with 50% applicable to the purchase price. The nonrefundable extension fees for the second and third extensions are $200,000 and $300,000, respectively, and none of these extension fees will be applicable to the purchase price. The buyer is not affiliated with the Company or its affiliates. Since the pending disposition is not probable of being completed within 12 months of the balance sheet date, the property is not classified as a real estate investment held for sale as of September 30, 2024; and

(iv)	our legacy property leased to Solar Turbines that we expect to sell after we complete a parcel split in order to maximize its value.

Modiv Industrial, Inc.
Tenant Industry Diversification

(Unaudited)

Industry	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Infrastructure	18	$10,417,928	26%	1,459,535	32%
Automotive	3	5,982,366	15%	501,233	11%
Aerospace/Defense	4	5,029,323	13%	346,046	8%
Industrial Products	3	4,395,907	11%	694,324	15%
Government	1	2,598,934	6%	106,592	2%
Metals	5	2,494,590	6%	450,263	10%
Technology	2	2,330,579	6%	130,240	3%
Retailer	1	2,065,309	5%	97,191	2%
Energy	2	1,976,512	5%	249,118	6%
Agriculture/Food Production	2	1,682,111	4%	295,584	7%
Medical	1	668,688	2%	20,800	1%
Plastics	1	563,666	1%	148,012	3%
Total	43	$40,205,913	100%	4,498,938	100%

Modiv Industrial, Inc.
Tenant Geographic Diversification

(Unaudited)

State	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
California	8	$12,008,985	30%	439,954	10%
Ohio	6	4,836,408	12%	1,016,742	22%
Arizona	2	4,082,526	10%	379,441	8%
Illinois	2	3,457,203	9%	629,687	14%
Florida	3	2,329,037	6%	233,910	5%
Pennsylvania	2	2,121,801	6%	253,646	6%
South Carolina	3	2,102,010	5%	343,422	8%
Washington	1	2,065,309	5%	97,191	2%
Texas	2	1,686,448	4%	255,969	6%
Minnesota	5	1,659,402	4%	377,450	8%
North Carolina	2	1,565,259	4%	134,576	3%
Colorado	3	865,812	2%	98,994	2%
Utah	1	520,947	1%	72,498	2%
Michigan	1	502,611	1%	93,085	2%
New York	2	402,155	1%	72,373	2%
Total	43	$40,205,913	100%	4,498,938	100%

Modiv Industrial, Inc.
Lease Expirations

(Unaudited)

10 Years and Thereafter Lease Expirations

As of September 30, 2024
Year	Number of Leases Expiring	Leased Square Footage Expiring	Percentage of Leased Square Footage Expiring	Cumulative Percentage of Leased Square Footage Expiring	Annualized Base Rent Expiring	Percentage of Annualized Base Rent Expiring	Cumulative Percentage of Annualized Base Rent Expiring
October to December 2024	—	—	—%	—%	$—	—%	—%
2025	2	123,227	3%	3%	2,588,242	6%	6%
2026	2	199,159	5%	8%	3,034,069	8%	14%
2027	1	64,637	1%	9%	938,705	2%	16%
2028	1	148,012	3%	12%	563,666	1%	17%
2029	2	84,714	2%	14%	1,513,470	4%	21%
2030	1	20,800	—%	14%	668,688	2%	23%
2031	—	—	—%	14%	—	—%	23%
2032	1	162,714	4%	18%	2,400,415	6%	29%
2033	2	237,527	5%	23%	2,350,799	6%	35%
Thereafter	31	3,458,148	77%	100%	26,147,859	65%	100%
Total	43	4,498,938	100%		$40,205,913	100%

Reflects expirations including lease extensions received through October 31,2024.

Modiv Industrial, Inc.
Disclosures Regarding Non-GAAP and Other Metrics

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this supplemental report contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as FFO. FFO is defined as net income or loss computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated investments, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as stock-based compensation, amortization of deferred rent, amortization of below/above market lease intangibles, amortization of deferred financing costs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance of the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income or loss from operations, net income or loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income or loss from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Adjusted EBITDA

We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on investment in real estate and goodwill and intangibles, interest expense and non-cash items such as non-cash compensation expenses and write-offs of due diligence costs for abandoned pursuits We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

Net Debt

We define Net Debt as gross debt less cash and cash equivalents and restricted cash.

Leverage Ratio

We define our “leverage ratio” as total debt as a percentage of the aggregate fair value of our real estate properties, including our proportionate interest in real estate owned by unconsolidated entities, plus our cash and cash equivalents.

Annualized Base Rent (“ABR”)

ABR represents contractual annual base rent for the next 12 months.

Initial Cap Rate

We define “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.

Weighted Average Cap Rate

We define “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.